UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 16, 2010

ROMA FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

United States	0-52000	51-0533946
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Route 33, Robbinsville, New Jersey	08691
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (609) 223-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN REPORT

Item 2.01.  Completion of Acquisition or Disposition of Assets

On July 16, 2010, Roma Financial Corporation (the “Registrant”) completed its acquisition of Sterling Banks, Inc. (“Sterling”).  The Registrant acquired all of the outstanding shares of Sterling for an aggregate cash consideration of $14.7 million ($2.52 per share).  The requisite financial statements of Sterling and pro forma financial information will be filed by amendment to this Form 8-K within 71 calendar days of the date hereof.  The press release dated July 16, 2010 announcing the completion of the merger is filed as Exhibit 99 hereto and is incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired

The Financial Statements of Sterling will be filed by amendment to this Form 8-K.

(b)	Pro Forma Financial Information

The Pro Forma Financial Statements will be filed by amendment to this Form 8-K.

(d)	Exhibits

Exhibit 99	Press Release Dated July 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROMA FINANCIAL CORPORATION
Date: July 22, 2010	By:	/s/ Sharon L. Lamont
Sharon L. Lamont Chief Financial Officer